Filed Pursuant to Rule 424(b)(3)
Registration No. 333-169355

AMERICAN REALTY CAPITAL — RETAIL CENTERS OF AMERICA, INC.

SUPPLEMENT NO. 12, DATED SEPTEMBER 12, 2014,
TO THE PROSPECTUS, DATED AUGUST 22, 2013

This prospectus supplement, or this Supplement No. 12, is part of the prospectus of American Realty Capital — Retail Centers of America, Inc., or the Company, dated August 22, 2013, or the Prospectus, as supplemented by Supplement No. 9, dated July 21, 2014, or Supplement No. 9, Supplement No. 10, dated August 13, 2014, or Supplement No. 10, and Supplement No. 11, dated August 25, 2014, or Supplement No. 11. This Supplement No. 12 supplements, modifies, supersedes and replaces certain information contained in our Prospectus, Supplement No. 9, Supplement No. 10 and Supplement No. 11, and should be read in conjunction with our Prospectus, Supplement No. 9, Supplement No. 10 and Supplement No. 11. This Supplement No. 12 will be delivered with the Prospectus, Supplement No. 9, Supplement No. 10 and Supplement No. 11. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purpose of this Supplement No. 12 is to, among other things:

•	update our description of real estate investments; and

•	update disclosure relating to our financial obligations.

PROSPECTUS UPDATES

Description of Real Estate Investments

The following disclosure is hereby added immediately following the section “Description of Real Estate Investments — San Pedro Crossing Shopping Center — Other” on page 137 of the Prospectus, and replaces in its entirety the “Description of Real Estate Investments” section included in Supplement No. 11.

“Tiffany Springs MarketCenter

On September 26, 2013, we closed our acquisition of the fee simple interest in Tiffany Springs MarketCenter, located in Kansas City, Missouri. The sellers of the property were Cousins Tiffany Springs Marketcenter LLC and CP — Tiffany Springs Investments LLC. The sellers do not have a material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of Tiffany Springs MarketCenter was $53.5 million, exclusive of closing costs. We funded the acquisition of the property with (a) a $40.9 million term loan from Bank of America, N.A. and (b) the remainder with proceeds from the sale of common stock in our IPO, as described in more detail below in “— Financial Obligations.”

Major Tenants/Lease Expiration

The Tiffany Springs MarketCenter contains 238,382 rentable square feet and is 88.2% leased to 29 tenants at acquisition. Three tenants, Best Buy (NYSE: BBY), The Sports Authority and PetSmart (NASDAQ: PETM), represent 48.4% of the annualized rental income of the property at acquisition.

The lease to Best Buy, which carries an investment grade credit rating by a major credit rating agency, contains 45,676 rentable square feet. The lease commenced in June 2008, has an 11-year term and expires in January 2019. The lease contains a rental escalation of 9.4% in 2014. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is approximately $0.8 million.

The lease to The Sports Authority contains 41,770 rentable square feet. The lease commenced in August 2008, has a 10-year term and expires in January 2019. The lease contains no rental escalations during the original lease term. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is approximately $0.6 million.

The lease to PetSmart contains 25,464 rentable square feet. The lease commenced in June 2008, has a 10-year term and expires in July 2018. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is approximately $0.5 million.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
Occupancy rate	88.8%	86.7%	82.5%	79.5%	76.5%
Average effective annual rent per rentable square foot	$19.61	$19.13	$19.59	$19.70	$20.01

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income as a Percent of Tiffany Springs MarketCenter	Leased Rentable Square Feet Represented by Expiring Leases(2)	Percent of Tiffany Springs MarketCenter Rentable Square Feet Expiring(2)
September 13, 2014 – December 31, 2014	—	$—	—%	—	—%
2015	4	164	3.9%	10,976	5.1%
2016	4	152	3.7%	8,962	4.2%
2017	1	43	1.0%	2,481	1.2%
2018	9	1,497	35.9%	69,569	32.6%
2019	12	2,134	51.1%	118,215	55.5%
2020	—	—	—%	—	—%
2021	—	—	—%	—	—%
2022	—	—	—%	—	—%
2023	1	58	1.4%	2,982	1.4%
	31	$4,048	97.0%	213,185	100.0%

_______________

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

(2)	Excludes the square feet associated with our fee simple interest in a ground lease.

Other

The property is a power center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The following table sets forth for the Tiffany Springs MarketCenter, as a material property in our portfolio and component thereof upon which depreciation is taken, the (i) tax basis for U.S. federal income tax purposes, (ii) method and (iii) life claimed with respect to such property or component thereof for purposes of depreciation.

Property	Asset Description	Federal Tax Basis (In thousands)	Method	Life Claimed (Years)
Tiffany Springs MarketCenter	Land	$19,906	Not applicable	Not applicable
Tiffany Springs MarketCenter	Building	$25,427	Straight-line	39
Tiffany Springs MarketCenter	Land improvements	$5,782	1.5x double declining	15
Tiffany Springs MarketCenter	Furniture, fixtures and equipment	$3,244	2x double declining	7

The annual real estate taxes payable on the property for the calendar year 2013 are $0.8 million. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

Best Buy Co., Inc. operates as an e-commerce and physical retailer of consumer electronics primarily in the United States, Europe, Canada and China. The company’s stores offer video products, including televisions, e-readers, navigation products, digital cameras and accessories, digital camcorders and accessories, DVD and Blu-ray players and audio products, such as MP3 players and accessories, home theater audio systems and components, musical instruments and mobile electronics comprising car stereo and satellite radio products.

The Sports Authority, Inc. sells sports equipment, general merchandise, shoes, bikes and apparel, with a focus on premium brands.

PetSmart is a specialty retailer of products, services and solutions for pets in North America. PetSmart offers products such as pet food, treats and litter. Furthermore, PetSmart offers hard goods such as collars, leashes, health care supplies, grooming products, toys, apparel and pet beds. The pet services offered by PetSmart at its retail stores are grooming, pet training and day camp services for dogs.

Tiffany Springs MarketCenter is subject to competitive conditions including, but not limited to, the tastes and habits of consumers, the demographic forces acting upon the local market of the property, heavy competition in the retail market and economic factors leading to a paucity of disposable income.

The Streets of West Chester Lifestyle Center

On April 3, 2014, we acquired the property known as The Streets of West Chester lifestyle center, located in West Chester Township, Ohio. The property includes 37.9 acres of excess land, of which 16 acres are useable for future development. The sellers of the property were Streets of West Chester-Phase II, LLC and RREEF America REIT II Corp. CCC, or the Sellers. The Sellers do not have a material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The aggregate contract purchase price of the property and the 37.9 acres of excess land was $40.5 million, exclusive of closing costs. We funded the purchase price with proceeds from our IPO. We may seek to obtain financing on the property post-closing. However, there is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The Streets of West Chester contains 167,155 rentable square feet and is 94.5% leased to 13 tenants at acquisition. Two tenants, a wholly-owned subsidiary of AMC Entertainment Holdings, Inc., or AMC, which is rated by major credit rating agencies, and Barnes & Noble, Inc., or Barnes & Noble, represent approximately 65.3% of the annualized rental income at of the property at acquisition.

The lease to AMC contains 82,000 rentable square feet. The lease commenced in June 2003, has a 15-year term and expires in January 2019. The lease contains no additional rental escalations. The lease contains five renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $1.7 million.

The lease to Barnes & Noble contains 25,000 rentable square feet. The lease commenced in October 2004, has a 12-year term and expires in January 2016. The lease contains no rental escalations during the original lease term. The lease contains two renewal options of five years each. The lease is gross whereby the landlord is responsible for maintaining the roof and structure of the building and all operating expenses, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.3 million.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot at the property as of December 31 for each of the last five years where such information is available:

	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
Occupancy rate	94.5%	96.3%	92.3%	93.7%	89.7%
Average effective annual rent per rentable square foot	$19.51	$18.87	$19.16	$18.90	$19.39

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014, excluding month-to-month leases (dollar amounts in thousands):

	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income Represented by Expiring Leases as a Percentage of The Streets of West Chester	Total Rentable Square Feet Represented by Expiring Leases	Rentable Square Feet Represented by Expiring Leases as a Percentage of The Streets of West Chester
September 13, 2014 to December 31, 2014	—	$—	—%	—	—%
2015	2	47	1.5%	4,103	2.6%
2016	3	390	12.3%	31,500	19.9%
2017	—	—	—%	—	—%
2018	1	233	7.4%	7,752	4.9%
2019	5	2,294	72.5%	103,623	65.6%
2020	—	—	—%	—	—%
2021	—	—	—%	—	—%
2022	—	—	—%	—	—%
2023	1	111	3.5%	5,517	3.5%
Total	12	$3,075	97.2%	152,495	96.5%

____________________

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

The property is a lifestyle center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property or to begin development on the excess land at this time.

We believe that the property is adequately insured.

The following table sets forth for the Streets of West Chester, as a material property in our portfolio and component thereof upon which depreciation is taken, the (i) tax basis for U.S. federal income tax purposes, (ii) method and (iii) life claimed with respect to such property or component thereof for purposes of depreciation.

Property	Asset Description	Federal Tax Basis (In thousands)	Method	Life Claimed (Years)
The Streets of West Chester	Land	$13,372	Not applicable	Not applicable
The Streets of West Chester	Building	$21,133	Straight-line	39
The Streets of West Chester	Land improvements	$4,545	1.5x double declining	15
The Streets of West Chester	Furniture, fixtures and equipment	$2,187	2x double declining	7

The annual real estate taxes payable on the property for the calendar year 2013 are $0.7 million. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

AMC (NASDQ: AMC), through its subsidiaries, operates as a theatrical exhibition company in the United States and internationally.

Barnes & Noble, Inc. (NYSE: BKS), a Fortune® 500 company, is a bookseller and is a leading content, commerce and technology company that provides customers access to books, magazines, newspapers and other content across its multi-channel distribution platform.

The Streets of West Chester lifestyle center is subject to competitive conditions including, but not limited to, the tastes and habits of consumers; the demographic forces acting upon the local market of the property; heavy competition in the retail market; and economic factors leading to a paucity of disposable income.

Prairie Towne Center

On June 4, 2014, we closed our acquisition of the Prairie Towne Center located in Schaumburg, Illinois. The seller of the property is Prairie Towne LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of Prairie Towne Center was $25.3 million, exclusive of closing costs. We funded the purchase price with proceeds from our IPO. We may seek to obtain financing on the property post-closing. However, there is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The Prairie Towne Center contains 289,277 rentable square feet and is 95.3% leased to seven tenants at acquisition. Two tenants, Kohl’s Corp. (NYSE: KSS) and Lowe’s Companies Inc. (NYSE: LOW), represent approximately 90.5% of the annualized rental income of the property at acquisition and each is rated by major credit rating agencies.

The lease to Lowe’s Companies Inc. contains 157,900 rentable square feet; however, the suite is currently vacant. The lease commenced in July 2005, has a 20-year term and expires in July 2025. The lease contains two rental escalations of 10% in 2015 and 2020. The lease contains six renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $1.1 million.

The lease to Kohl’s Corp. contains 106,745 rentable square feet. The lease commenced in January 2003, has a 21-year term and expires in January 2024. The lease contains no rental escalations during the original lease term. The lease contains ten renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.8 million.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot at the property as of December 31 for each of the last five years where such information is available:

	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
Occupancy rate	96.4%	95.8%	95.8%	95.8%	96.2%
Average effective annual rent per rentable square foot	$7.33	$7.33	$7.47	$7.46	$7.23

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014, excluding month-to-month leases (dollar amounts in thousands):

	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income Represented by Expiring Leases as a Percentage of Prairie Towne Center	Total Rentable Square Feet Represented by Expiring Leases	Rentable Square Feet Represented by Expiring Leases as a Percentage of Prairie Towne Center
September 13, 2014 to December 31, 2014	—	$—	—%	—	—%
2015	2	117	5.4%	7,531	2.7%
2016	1	24	1.1%	1,320	0.5%
2017	1	24	1.1%	1,208	0.4%
2018	—	—	—%	—	—%
2019	1	27	1.2%	1,088	0.4%
2020	—	—	—%	—	—%
2021	—	—	—%	—	—%
2022	—	—	—%	—	—%
2023	—	—	—%	—	—%
Total	5	$192	8.8%	11,147	4.0%

___________________

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

The property is a power center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation for the property will be determined based upon completion of the cost allocation studies in connection with finalizing our tax return for the year that the property is acquired.

The annual real estate taxes paid on the property for the calendar year 2013 were $0.9 million. Such real estate taxes were reimbursed or paid directly by certain tenants under the terms of the leases.

Lowe’s Companies, Inc., together with its subsidiaries, is a Fortune® 100 company and the world’s second largest home improvement retailer.

Kohl’s Corp., a Fortune® 500 company, is a leading family-focused, value-oriented, specialty department store offering quality exclusive and national brand merchandise to the customers.

The Prairie Towne Center is subject to competitive conditions including, but not limited to, the tastes and habits of consumers; the demographic forces acting upon the local market of the property; competition in the retail market; and economic factors leading to a paucity of disposable income.

Southway Shopping Center

On June 6, 2014, we closed our acquisition of the Southway Shopping Center located in Houston, Texas. The seller of the property is FP Southway, LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of the Southway Shopping Center was $28.9 million, exclusive of closing costs. We funded the purchase price with proceeds from our IPO. We may seek to obtain financing on the property post-closing. However, there is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

The Southway Shopping Center contains 181,809 rentable square feet and is 100.0% leased to 23 tenants at acquisition. Three tenants, Best Buy, Inc. (NYSE: BBY), Ross Stores, Inc. (NASDAQ: ROST) and The TJX Companies, Inc. (Marshall’s) (NYSE: TJX), represent approximately 48.6% of the annualized rental income of the property at acquisition and each is rated by major credit rating agencies.

The lease to The TJX Companies Inc. contains 34,327 rentable square feet. The lease commenced in April 2006, has a 10-year term and expires in April 2016. The lease contains no rental escalations during the original lease term. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.3 million.

The lease to Ross Stores, Inc. contains 31,815 rentable square feet. The lease commenced in September 2003, has a 15-year term and expires in January 2019. The lease contains no rental escalations during the original lease term. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.3 million.

The lease to Best Buy, Inc. contains 30,000 rentable square feet. The lease commenced in September 2007, has a 10-year term and expires in January 2018. The lease contains no rental escalations during the original lease term. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.5 million.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot at the property as of December 31 for each of the last five years where such information is available:

	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
Occupancy rate	100.0%	98.0%	100.0%	100.0%	97.8%
Average effective annual rent per rentable square foot	$12.99	$12.69	$12.76	$12.40	$11.91

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014, excluding month-to-month leases (dollar amounts in thousands):

	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income Represented by Expiring Leases as a Percentage of Southway Shopping Center	Total Rentable Square Feet Represented by Expiring Leases	Rentable Square Feet Represented by Expiring Leases as a Percentage of Southway Shopping Center
September 13, 2014 to December 31, 2014	—	$—	—%	—	—%
2015	3	107	4.4%	3,891	2.1%
2016	4	543	22.4%	54,842	30.2%
2017	5	341	14.1%	23,871	13.1%
2018	4	678	28.0%	45,029	24.8%
2019	3	490	20.2%	42,023	23.1%
2020	1	74	3.1%	4,000	2.2%
2021	—	—	—%	—	—%
2022	—	—	—%	—	—%
2023	1	45	1.8%	2,122	1.2%
Total	21	$2,278	94.0%	175,778	96.7%

___________________

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

The property is a power center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation for the property will be determined based upon completion of the cost allocation studies in connection with finalizing our tax return for the year that the property is acquired.

The annual real estate taxes payable on the property for the calendar year 2013 are $0.4 million. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

The TJX Companies Inc., a Fortune® 500 company, is a leading off-price retailer of apparel and home fashions in the U.S. and worldwide.

Ross Stores, Inc. offers quality, in-season, name brand and designer apparel, accessories, footwear, and home fashions for the entire family at a discount to department stores’ and specialty retail stores’ prices.

Best Buy Co., Inc. operates as an e-commerce and physical retailer of consumer electronics primarily in the United States, Europe, Canada and China. The company’s stores offer video products, including televisions, e-readers, navigation products, digital cameras and accessories, digital camcorders and accessories, DVD and Blu-ray players and audio products, such as MP3 players and accessories, home theater audio systems and components, musical instruments and mobile electronics comprising car stereo and satellite radio products.

The Southway Shopping Center is subject to competitive conditions including, but not limited to, the tastes and habits of consumers; the demographic forces acting upon the local market of the property; competition in the retail market; and economic factors leading to a paucity of disposable income.

Stirling Slidell Centre

On August 8, 2014, we closed our acquisition of the fee simple interest in Stirling Slidell Centre, located in Slidell, Louisiana. The seller of the property is ELPF Slidell, L.L.C. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of Stirling Slidell Centre was $14.6 million, exclusive of closing costs. We funded the purchase price with proceeds from our IPO. We may seek to obtain financing on the property post-closing. However, there is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

Stirling Slidell Centre contains 134,276 rentable square feet and is 77.2% leased to 12 tenants at acquisition. Three tenants, Ross Stores, Inc. (NASDAQ: ROST), PetSmart, Inc. (NASDAQ: PETM) and Party City Corporation, represent approximately 55% of the annualized rental income of the property at acquisition.

The lease to Ross Stores, Inc. contains 30,186 rentable square feet. The lease commenced in September 2003, has a 15-year term and expires in January 2019. The lease contains no rental escalations during the original lease term. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.3 million.

The lease to PetSmart, Inc. contains 18,900 rentable square feet. The lease commenced in June 2003, has a 15-year term and expires in June 2018. The lease contains no rental escalations during the original lease term. The lease contains five renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The lease to Party City Corporation contains 14,389 rentable square feet. The lease commenced in December 2012, has an 11-year term and expires in December 2023. The lease contains a rental escalation of 7.5% in 2017. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
Occupancy rate	83.9%	85.0%	85.0%	78.2%	72.2%
Average effective annual rent per rentable square foot	$9.87	$10.77	$9.38	$9.74	$9.55

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014 (dollar amounts in thousands):

	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income Represented by Expiring Leases as a Percentage of Stirling Slidell Centre	Total Rentable Square Feet Represented by Expiring Leases	Rentable Square Feet Represented by Expiring Leases as a Percentage of Stirling Slidell Centre
September 13, 2014 to December 31, 2014	1	$29	2.2%	2,600	2.5%
2015	—	—	—%	—	—%
2016	1	14	1.1%	1,050	1.0%
2017	—	—	—%	—	—%
2018	5	483	37.2%	36,320	35.0%
2019	1	300	23.1%	30,186	29.1%
2020	—	—	—%	—	—%
2021	—	—	—%	—	—%
2022	1	96	7.3%	6,500	6.3%
2023	1	195	15.0%	14,389	13.9%
Total	10	$1,117	85.9%	91,045	87.8%

___________________

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

The property is a power center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation for the property will be determined based upon completion of the cost allocation studies in connection with finalizing our tax return for the year that the property is acquired.

The annual real estate taxes payable on the property for the calendar year 2013 are $0.1 million. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

Ross Stores, Inc. offers quality, in-season, name brand and designer apparel, accessories, footwear, and home fashions for the entire family at a discount to department stores’ and specialty retail stores’ prices.

PetSmart is a specialty retailer of products, services and solutions for pets in North America. PetSmart offers products such as pet food, treats and litter. Furthermore, PetSmart offers hard goods such as collars, leashes, health care supplies, grooming products, toys, apparel and pet beds. The pet services offered by PetSmart at its retail stores are grooming, pet training and day camp services for dogs.

Party City is the leader in the party goods industry and is America’s largest specialty party goods chain and the country’s premiere Halloween specialty retailer. Party City operates more than 800 company-owned and franchise stores throughout the United States and Puerto Rico.

Northwoods Marketplace

On August 15, 2014, we closed our acquisition of the fee simple interest in Northwoods Marketplace power center, located in North Charleston, South Carolina. The seller of the property is DRA-RCG North Charleston SPE LLC. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of Northwoods Marketplace was $35.0 million, exclusive of closing costs. We funded the purchase price with proceeds from our IPO. We may seek to obtain financing on the property post-closing. However, there is no assurance that we will be able to secure financing on terms that we deem favorable or at all.

Major Tenants/Lease Expiration

Northwoods Marketplace contains 236,078 rentable square feet and is 97.1% leased to 23 tenants at acquisition. Six tenants, Best Buy, Inc. (NYSE: BBY), Big Lots, Inc. (NYSE: BIG), Michaels Stores, Inc., a subsidiary of The Michaels Companies, Inc. (NASDAQ: MIK), PetSmart, Inc. (NASDAQ: PETM), Old Navy, LLC, a subsidiary of The Gap, Inc. (NYSE: GPS), each of which is rated by major credit rating agencies, and Barnes & Noble, Inc. (NYSE: BKS), represent approximately 57% of the annualized rental income of the property.

The lease to Best Buy, Inc. contains 43,278 rentable square feet. The lease commenced in November 1998, has a 20-year term and expires in November 2018. The lease contains no additional rental escalations. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.4 million.

The lease to Big Lots, Inc. contains 34,000 rentable square feet. The lease commenced in October 2010, has a 7-year term and expires in January 2018. The lease contains no additional rental escalations. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The lease to Michaels Stores, Inc., a subsidiary of The Michaels Companies, Inc., contains 23,327 rentable square feet. The lease commenced in August 1998, has a 20-year term and expires in February 2018. The lease contains no additional rental escalations. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.3 million.

The lease to PetSmart, Inc. contains 17,445 rentable square feet. The lease commenced in November 2013, has a 10-year term and expires in November 2023. The lease contains a rental escalation of 6.9% in 2018. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The lease to Old Navy, LLC, a subsidiary of The Gap, Inc., contains 15,728 rentable square feet. The lease commenced in September 1999, has a 17-year term and expires in September 2016. The lease contains no additional rental escalations. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.1 million.

The lease to Barnes & Noble, Inc. contains 25,046 rentable square feet. The lease commenced in November 1998, has a 20-year term and expires in February 2019. The lease contains no additional rental escalations and no renewal options. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.3 million.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
Occupancy rate	97.1%	84.9%	81.1%	81.3%	95.3%
Average effective annual rent per rentable square foot	$11.75	$9.94	$7.98	$9.50	$9.57

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014 (dollar amounts in thousands):

	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income Represented by Expiring Leases as a Percentage of Northwoods Marketplace	Total Rentable Square Feet Represented by Expiring Leases	Rentable Square Feet Represented by Expiring Leases as a Percentage of Northwoods Marketplace
September 13, 2014 to December 31, 2014	—	$—	—%	—	—%
2015	2	194	6.9%	10,770	4.7%
2016	4	228	8.1%	20,978	9.1%
2017	2	80	2.8%	5,000	2.2%
2018	5	982	34.7%	103,055	44.9%
2019	2	395	14.0%	28,214	12.3%
2020	2	182	6.4%	14,100	6.1%
2021	1	116	4.1%	6,540	2.9%
2022	—	—	—%	—	—%
2023	2	361	12.8%	22,864	10.0%
Total	20	$2,538	89.8%	211,521	92.2%

___________________

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

The property is a power center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation for the property will be determined based upon completion of the cost allocation studies in connection with finalizing our tax return for the year that the property is acquired.

The annual real estate taxes payable on the property for the calendar year 2013 are $0.3 million. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

Best Buy Co., Inc. operates as an e-commerce and physical retailer of consumer electronics primarily in the United States, Europe, Canada and China. The company’s stores offer video products, including televisions, e-readers, navigation products, digital cameras and accessories, digital camcorders and accessories, DVD and Blu-ray players and audio products, such as MP3 players and accessories, home theater audio systems and components, musical instruments and mobile electronics comprising car stereo and satellite radio products.

Big Lots, Inc. operates as a broadline closeout retailer in the United States. The company offers products under various merchandising categories, such as food, consumables, soft home, hard home, furniture and home décor, seasonal and electronics and accessories.

Michaels Stores, Inc. is an arts and crafts retailer that owns and operates more than 1,000 stores across the United States and Canada. Michaels sells some 36,000 products, including art and hobby supplies, décor, frames, needlecraft kits, party and seasonal products, and silk and dried flowers.

PetSmart is a specialty retailer of products, services and solutions for pets in North America. PetSmart offers products such as pet food, treats and litter. Furthermore, PetSmart offers hard goods such as collars, leashes, health care supplies, grooming products, toys, apparel and pet beds. The pet services offered by PetSmart at its retail stores are grooming, pet training and day camp services for dogs.

Old Navy is a clothing and accessories retailer with more than 1,000 stores throughout the United States and Canada, offering items under its own brand name at discounted prices. Merchandise includes men’s, women’s, and children’s apparel and accessories.

Barnes & Noble, Inc., a Fortune 500 company, is a bookseller and is a leading content, commerce and technology company that provides customers access to books, magazines, newspapers and other content across its multi-channel distribution platform.

Centennial Plaza

On August 27, 2014, we closed our acquisition of Centennial Plaza power center, located in Oklahoma City, Oklahoma. The seller of the property is Centennial Plaza 555, LLC. The seller does not have a material relationship with us and the acquisition will not be an affiliated transaction.

Capitalization

The contract purchase price of Centennial Plaza was $27.6 million, exclusive of closing costs. We funded the purchase price with proceeds from our ongoing initial public offering.

Major Tenants/Lease Expiration

Centennial Plaza contains 233,797 rentable square feet and is 100.0% leased to 10 tenants at acquisition. Four tenants, The Home Depot, Inc. (NYSE: HD), Gordmans (NASDAQ: GMAN), Best Buy (NYSE: BBY) and Guitar Center, represent approximately 87% of the annualized rental income of the property.

The lease to Home Depot, which carries an investment grade credit rating by a major credit rating agency, contains 102,962 rentable square feet. The lease commenced in April 1993, has a 26-year term and expires in January 2019. The lease contains no additional rental escalations. The lease contains five renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.9 million.

The lease to Gordmans contains 50,000 rentable square feet. The lease commenced in October 2003, has a 15-year term and expires in October 2018. The lease contains no additional rental escalations. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.5 million.

The lease to Best Buy, which carries an investment grade credit rating by a major credit rating agency, contains 45,753 rentable square feet. The lease commenced in October 1992, has a 25-year term and expires in January 2018. The lease contains no additional rental escalations. The lease contains one renewal option of five years. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is approximately $0.4 million.

The lease to Guitar Center contains 15,200 rentable square feet. The lease commenced in June 2000, has a 15-year term and expires in October 2015. The lease contains no additional rental escalations. The lease contains one renewal option of five years. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is approximately $0.1 million.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
Occupancy rate	99.6%	99.2%	100.0%	99.0%	96.4%
Average effective annual rent per rentable square foot	$9.00	$8.74	$8.78	$8.71	$8.75

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income as a Percent of Centennial Plaza	Leased Rentable Square Feet Represented by Expiring Leases	Percent of Centennial Plaza Rentable Square Feet Expiring
September 13, 2014 – December 31, 2014	—	$—	—%	—	—%
2015	3	218	10.0%	23,162	9.9%
2016	—	—	—%	—	—%
2017	—	—	—%	—	—%
2018	3	926	42.5%	97,603	41.7%
2019	4	996	45.8%	110,542	47.3%
2020	—	—	—%	—	—%
2021	1	37	1.7%	2,490	1.1%
2022	—	—	—%	—	—%
2023	—	—	—%	—	—%
	11	$2,177	100.0%	233,797	100.0%

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

The property is a power center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation for the property will be determined based upon completion of the cost allocation studies in connection with finalizing our tax return for the year that the property is acquired.

The annual real estate taxes payable on the property for the calendar year 2013 are $0.2 million. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

The Home Depot, Inc. operates as the world’s largest home improvement retailer. The Home Depot stores sell a wide assortment of building materials, home improvement products and lawn and garden products as well as provide installation, home maintenance, and professional service programs to do-it-yourself, do-it-for-me, and professional customers. The Home Depot offers installation programs that include flooring, cabinets, countertops, water heaters, and sheds, as well as act as a contractor to provide installation services to its do-it-for-me customers through third-party installers. It primarily serves professional remodelers, general contractors, repairmen, small business owners, and tradesmen. The company also sells its products online.

Gordmans Stores, Inc. operates department stores under the Gordmans name in the United States. Its merchandise selection includes a range of apparel, footwear, and home fashions products, as well as accessories. The company’s stores offer apparels, including young men’s, men’s, junior’s, women’s, teen’s, plus sizes, maternity, and children’s clothing, such as offerings for infants, toddlers, boys, and girls; and accessories consisting of designer fragrances, intimate apparel, handbags, sunglasses, fashion jewelry, leg wear, and sleepwear. Its stores also provide home fashion products comprising of wall art, photo frames, accent furniture, accent lighting, candles, ceramics, vases, seasonal décor, floral and garden, gourmet food and candy, toys, luggage, pet accessories, house wares, decorative pillows, fashion rugs, and bedding and bath products. They operate 95 stores in 20 states.

Best Buy Co., Inc. operates as an e-commerce and physical retailer of consumer electronics primarily in the United States, Europe, Canada and China. The company’s stores offer video products, including televisions, e-readers, navigation products, digital cameras and accessories, digital camcorders and accessories, DVD and Blu-ray players and audio products, such as MP3 players and accessories, home theater audio systems and components, musical instruments and mobile electronics comprising car stereo and satellite radio products.

Guitar Center is the largest musical instrument retailer in the United States. They operate 321 stores across 44 states.

Northlake Commons

On September 4, 2014, we closed our acquisition of Northlake Commons power center, located in Charlotte, North Carolina. The seller of the property is Northlake Commons, L.L.C. The seller does not have a material relationship with us and the acquisition was not an affiliated transaction.

Capitalization

The contract purchase price of Northlake Commons was $31.5 million, exclusive of closing costs. We funded the purchase price with proceeds from our ongoing initial public offering.

Major Tenants/Lease Expiration

Northlake Commons contains 78,838 rentable square feet and is 92.2% leased to 25 tenants at acquisition. Five tenants, The Men’s Warehouse, Inc. (NYSE: MW), Fox and Hound Restaurant Group, Party City Corporation, Olive Garden, a division of Darden Restaurants, Inc. (NYSE: DRI) and Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB), represent approximately 35% of the annualized rental income of the property.

The lease to The Men’s Wearhouse, Inc., which is rated by major credit rating agencies, contains 6,750 rentable square feet. The lease commenced in June 2006, has a 10-year term and expires in June 2016. The lease contains no additional rental escalations. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The lease to Fox and Hound Restaurant Group contains 7,148 rentable square feet. The lease commenced in October 2006, has a 13-year term and expires in March 2019. The lease contains no rental escalations. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The lease to Party City Corporation contains 12,775 rentable square feet. The lease commenced in January 2013, has a 10-year term and expires in January 2022. The lease contains rental escalations of 7.8% and 12.7% in 2015 and 2017, respectively. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The lease to Olive Garden, a division of Darden Restaurants, Inc., which is rated by major credit rating agencies, is a ground lease of approximately 2.3 acres of land. The lease commenced in February 2006, has a 15-year term and expires in February 2021. The lease contains a 10.0% rental escalation in 2016. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.1 million.

The lease to Red Robin Gourmet Burgers, Inc. is a ground lease of approximately 1.8 acres of land. The lease commenced in July 2006, has a 15-year term and expires in August 2021. The lease contains a 10.0% rental escalation in 2016. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.1 million.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
Occupancy rate	83.6%	64.0%	60.3%	58.2%	58.2%
Average effective annual rent per rentable square foot(1)	$22.24	$22.11	$23.44	$23.30	$23.30

(1)	Includes annualized rental income and square footage of buildings with ground leases.

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income as a Percent of Northlake Commons	Leased Rentable Square Feet Represented by Expiring Leases(2)	Percent of Northlake Commons Rentable Square Feet Expiring(2)
September 13, 2014 – December 31, 2014	—	$—	—%	—	—%
2015	—	—	—%	—	—%
2016	9	714	30.4%	28,181	38.8%
2017	3	197	8.4%	7,802	10.7%
2018	3	179	7.6%	8,351	11.5%
2019	3	236	10.0%	10,164	14.0%
2020	—	—	—%	—	—%
2021	5	726	30.9%	—	—%
2022	—	—	—%	—	—%
2023	1	191	8.1%	12,775	17.6%
	24	$2,243	95.4%	67,273	92.6%

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.
(2)	Excludes the square feet associated with our fee simple interests in five ground leases.

Other

The property is a power center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation for the property will be determined based upon completion of the cost allocation studies in connection with finalizing our tax return for the year that the property is acquired.

The annual real estate taxes payable on the property for the calendar year 2014 are $0.3 million. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

The Men’s Wearhouse, Inc. is a men’s dress clothes retailer in the United States that operates out of its over 1,100 locations.

The Fox and Hound Pub & Grill is a chain restaurant and pub that specializes in American cuisine including burgers, wings, and various appetizers. They also specialize in alcoholic beverages, especially domestic and imported beer. They host special events and group parties and they operate 60 locations in 21 states.

Party City is the leader in the party goods industry and is America’s largest specialty party goods chain and the country’s premiere Halloween specialty retailer. Party City operates more than 800 company-owned and franchise stores throughout the United States and Puerto Rico.

Olive Garden is an American casual dining restaurant chain specializing in Italian-American cuisine. The restaurant operates over 800 locations globally, though almost all are found in the United States.

Red Robin Gourmet Burgers is a chain of casual dining restaurants with an emphasis on gourmet hamburgers. Red Robin Gourmet Burgers, Inc., together with its subsidiaries, develops, operates, and franchises casual-dining restaurants.

Shops at Shelby Crossing

On September 5, 2014, we closed our acquisition of the fee simple interest in the Shops at Shelby Crossing power center located in Sebring, Florida. The seller of the property is Sebring Landing, LLC. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction

Capitalization

The contract purchase price of the Shops at Shelby Crossing was $30.0 million, exclusive of closing costs. We funded the acquisition of the property with proceeds from the sale of our common stock and the assumption of $24.2 million in existing mortgage debt secured by the property.

Major Tenants/Lease Expiration

The Property contains 236,081 rentable square feet and is 89.3% leased to 16 tenants at acquisition. Four tenants, Ross Stores, Inc. (NASDAQ: ROST), The TJX Companies, Inc. (Marshalls) (NYSE: TJX), Petco Animal Supplies, Inc., each of which is rated by major credit rating agencies, and Gold’s Gym, represent approximately 47% of the annualized rental income of the Property.

The lease to Ross Stores, Inc. contains 29,940 rentable square feet. The lease commenced in November 2007, has a 10-year term and expires in January 2018. The lease contains no rental escalations during the original lease term. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.3 million.

The lease to The TJX Companies, Inc. contains 28,634 rentable square feet. The lease commenced in September 2007, has a 10-year term and expires in September 2017. The lease contains no rental escalations during the original lease term. The lease contains four renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.3 million.

The lease to Petco Animal Supplies, Inc. contains 17,296 rentable square feet. The lease commenced in December 2007, has a 10-year term and expires in December 2017. The lease contains no rental escalations during the original lease term. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.3 million.

The lease to GGSB, LLC, a franchisee of Gold’s Gym, contains 30,937 rentable square feet. The lease commenced in December 2009, has a 10-year term and expires in November 2019. The lease contains a 4.3% rental escalation in 2014. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is approximately $0.4 million.

The table below describes the occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years where such information is available:

	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
Occupancy rate	83.6%	86.7%	86.7%	85.1%	94.4%
Average effective annual rent per rentable square foot	$13.21	$12.88	$12.72	$12.97	$10.68

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income as a Percent of Shops at Shelby Crossing	Leased Rentable Square Feet Represented by Expiring Leases	Percent of Shops at Shelby Crossing Rentable Square Feet Expiring
September 13, 2014 – December 31, 2014	1	$77	2.8%	6,972	3.3%
2015	—	—	—%	—	—%
2016	2	61	2.2%	3,733	1.8%
2017	2	417	15.0%	33,557	15.9%
2018	8	1,656	59.7%	120,572	57.2%
2019	2	414	14.9%	32,510	15.4%
2020	—	—	—%	—	—%
2021	—	—	—%	—	—%
2022	—	—	—%	—	—%
2023	—	—	—%	—	—%
	15	$2,625	94.6%	197,344	93.6%

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

The property is a power center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation for the property will be determined based upon completion of the cost allocation studies in connection with finalizing our tax return for the year that the property is acquired.

The annual real estate taxes payable on the property for the calendar year 2014 are $0.3 million. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

Ross Stores, Inc. offers quality, in-season, name brand and designer apparel, accessories, footwear, and home fashions for the entire family at a discount to department stores’ and specialty retail stores’ prices.

The TJX Companies Inc., a Fortune® 500 company, is a leading off-price retailer of apparel and home fashions in the U.S. and worldwide.

Petco Animal Supplies, Inc. is a privately held pet specialty retailer in the United States that sells pet specialty products and services, such as grooming and dog training. Petco also offers a mainstream assortment of animals for sale and adoption, including fish, reptiles, small birds and small companion animals, such as hamsters, guinea pigs and mice.

Gold's Gym International, Inc. operates a chain of co-ed gyms in the United States and internationally. It offers equipment and services, including group exercise, personal training, cardiovascular equipment, Pilates, yoga, group cycling, mixed martial arts, and muscle endurance training programs. The company also provides health and fitness programs, including personal training and customized conditioning programs, and various heart-pumping group exercise classes. In addition, it engages in franchising gyms.

Probable Property Investments

The Shoppes of West Melbourne

On August 26, 2014, the due diligence period expired relating to our potential acquisition of The Shoppes of West Melbourne power center, located in West Melbourne, Florida. The due diligence review and the respective deposit were conditions to the closing of the acquisition, pursuant to the purchase and sale agreement, as amended, dated as of July 18, 2014, which included other customary conditions to closing. The purchase and sale agreement contains customary representations and warranties by the seller, Garrison Melbourne LLC. The seller does not have a material relationship with us and the acquisition will not be an affiliated transaction. Although we believe that the acquisition of The Shoppes of West Melbourne is probable, there can be no assurance that the acquisition will be consummated.

Capitalization

The contract purchase price of The Shoppes of West Melbourne is approximately $17.0 million, exclusive of closing costs. We intend to fund approximately 50% of the purchase price with proceeds from our ongoing initial public offering and the remainder through financing on The Shoppes of West Melbourne. There is no assurance that we will be able to secure financing on terms that we deems favorable or at all.

Major Tenants/Lease Expiration

The Shoppes of West Melbourne contains approximately 144,000 rentable square feet and is 89% leased to 15 tenants. Four tenants, Jo-Ann Fabric and Crafts, Bed Bath & Beyond (NASDAQ: BBBY), Party City and Office Depot, represent approximately 67% of the annualized rental income of The Shoppes of West Melbourne.

The lease to Jo-Ann Fabric and Crafts contains approximately 36,000 rentable square feet. The lease commenced in September 2005, has a 15-year term and expires in January 2021. The lease contains no additional rental escalations. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.4 million.

The lease to Bed Bath & Beyond, which carries an investment grade credit rating by a major credit rating agency, contains approximately 26,000 rentable square feet. The lease commenced in September 2002, has a 15-year term and expires in January 2018. The lease contains no additional rental escalations. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.2 million.

The lease to Party City contains approximately 21,000 rentable square feet. The lease commenced in May 2007, has a 15-year term and expires in August 2022. The lease contains no additional rental escalations. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.3 million.

The lease to Office Depot contains approximately 19,000 rentable square feet. The lease commenced in March 2011, has a 10-year term and expires in March 2021. The lease contains a rental escalation of 29.4% in 2016. The lease contains three renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is $0.2 million.

The occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years will be available upon closing of the acquisition of the property.

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income as a Percent of The Shoppes of West Melbourne	Leased Rentable Square Feet Represented by Expiring Leases	Percent of The Shoppes of West Melbourne Rentable Square Feet Expiring
September 13, 2014 – December 31, 2014	—	$—	—%	—	—%
2015	—	—	—%	—	—%
2016	4	127	8.4%	7,135	5.5%
2017	3	95	6.2%	5,040	4.0%
2018	1	170	11.2%	26,274	20.4%
2019	2	186	12.3%	8,650	6.7%
2020	—	—	—%	—	—%
2021	2	593	39.0%	54,946	42.7%
2022	1	259	17.0%	21,000	16.3%
2023	—	—	—%	—	—%
	13	$1,430	94.1%	123,045	95.6%

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

The property is a power center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation for the property will be determined based upon completion of the cost allocation studies in connection with finalizing our tax return for the year that the property is acquired.

The annual real estate taxes payable on the property for the calendar year 2014 are unknown at present. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

Jo-Ann Fabric and Crafts is the nation’s largest specialty retailer of fabrics and crafts, offering an unmatched, under one roof selection of products for quilting, apparel, craft and home décor, sewing along with a full array of components, tools and kits for crafters of all ages. Jo-Ann operates over 790 stores in 49 states, plus its website.

Bed Bath & Beyond operates a chain of retail stores selling a range of domestic merchandise, including bed linens and related items, bath items, and kitchen textiles; and home furnishings, such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables, and certain juvenile products.

Party City is the leader in the party goods industry and is America’s largest specialty party goods chain and the country’s premiere Halloween specialty retailer. Party City operates more than 800 company-owned and franchise stores throughout the United States and Puerto Rico.

Office Depot sells an assortment of merchandise, including office supplies, technology products and solutions, business machines and related supplies, facilities products, and office furniture under various brands through its chain of office supply stores.

Centrum

On September 3, 2014, the due diligence period expired relating to our potential acquisition of Centrum power center, located in Charlotte, North Carolina. The due diligence review and the respective deposit were conditions to the closing of the acquisition, pursuant to the contract of sale, dated August 13, 2014, which included other customary conditions to closing. The contract of sale contains customary representations and warranties by the seller, Pineville Centrum Limited Partnership. The seller does not have a material relationship with us and the acquisition will not be an affiliated transaction. Although we believe that the acquisition of Centrum is probable, there can be no assurance that the acquisition will be consummated.

Capitalization

The contract purchase price of Centrum is $35.4 million, exclusive of closing costs. We intend to fund approximately 50% of the purchase price with proceeds from our ongoing initial public offering and the remainder through financing on Centrum. There is no assurance that we will be able to secure financing on terms that we deems favorable or at all.

Major Tenants/Lease Expiration

Centrum contains approximately 271,000 rentable square feet and is 98% leased to 16 tenants. Four tenants, Kmart, Stein Mart (NASDAQ: SMRT), TJ Maxx (NYSE: TJX) and Sky Zone, represent approximately 55% of the annualized rental income of Centrum.

The lease to Kmart contains approximately 105,000 rentable square feet. The lease commenced in September 1992, has a 25-year term and expires in September 2017. The lease contains no additional rental escalations. The lease contains ten renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.7 million.

The lease to Stein Mart contains approximately 36,000 rentable square feet. The lease commenced in September 1992, has a 30-year term and expires in August 2022. The lease contains a rental escalation of 5.9% in 2017. The lease contains no renewal options. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.3 million.

The lease to TJ Maxx, which carries an investment grade credit rating by a major credit rating agency, contains approximately 30,000 rentable square feet. The lease commenced in August 1992, has a 25-year term and expires in January 2018. The lease contains no additional rental escalations. The lease contains one renewal option of five years. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is $0.3 million.

The lease to Sky Zone contains approximately 25,500 rentable square feet. The lease commenced in August 2014, has a 10-year term and expires in August 2024. The lease contains a rental escalation of 10.0% in 2019. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is $0.3 million.

The occupancy rate and the average effective annual rent per rentable square foot as of December 31 for each of the last five years will be available upon closing of the acquisition of the property.

The following is a summary of lease expirations for the next ten years at the property as of September 12, 2014 (dollar amounts in thousands):

Year of Expiration	Number of Leases Expiring	Annualized Rental Income(1) Represented by Expiring Leases	Annualized Rental Income as a Percent of Centrum	Leased Rentable Square Feet Represented by Expiring Leases	Percent of Centrum Rentable Square Feet Expiring
September 13, 2014 – December 31, 2014	—	$—	—%	—	—%
2015	2	182	6.2%	7,865	2.9%
2016	1	64	2.2%	4,068	1.5%
2017	6	1,150	39.1%	132,766	49.3%
2018	2	355	12.1%	17,844	6.6%
2019	2	150	5.1%	6,975	2.6%
2020	—	—	—%	—	—%
2021	—	—	—%	—	—%
2022	1	317	10.8%	36,000	13.4%
2023	1	272	9.2%	30,000	11.1%
	15	$2,490	84.7%	235,518	87.4%

(1)	Annualized rental income as of September 12, 2014 for the in-place leases at the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Other

The property is a power center and we believe it is suitable and adequate for its uses.

We have no current plans to renovate the property at this time.

We believe that the property is adequately insured.

The Federal tax basis and the rate of depreciation for the property will be determined based upon completion of the cost allocation studies in connection with finalizing our tax return for the year that the property is acquired.

The annual real estate taxes payable on the property for the calendar year 2014 are unknown at present. Such real estate taxes are to be reimbursed by certain tenants under the terms of the leases.

Kmart operates approximately 1,200 stores throughout the United States. The chain of discount stores, which was founded in 1962, provides a wide array of home goods, daily essentials, exclusive brands, and electronics.

Stein Mart operates as an apparel retailer throughout the United States. The company offers fashion apparel for women and men, as well as accessories, shoes, and home fashions.

TJ Maxx operates as an off-price apparel and home fashions retailer in the United States and internationally. Its apparel and home fashions chains sell family apparel, including footwear and accessories; fine jewelry and accessories; and home fashions comprising home basics, accent furniture, lamps, rugs, wall décor, decorative accessories, and giftware, as well as other merchandise.

Sky Zone is a chain of indoor family entertainment centers in the United States and Canada that features numerous connected trampolines.”

The following disclosure is hereby added immediately following the section “Financial Obligations — BMO Harris Bank N.A. Credit Facility” on page 138 of the Prospectus, as included in Supplement No. 11.

“The Shops at Shelby Crossing – Sebring, FL

On August 27, 2014, in connection with the acquisition of the Shops at Shelby Crossing, pursuant to a note and mortgage assumption agreement entered into among Wells Fargo Bank, National Association, the seller of the property and our operating partnership, we assumed a $24.2 million mortgage note payable, secured by the property.

The loan bears interest at 4.8975% per annum. The loan matures in March 2024 and requires us to pay principal and interest on a monthly basis, with all remaining principal outstanding being repaid on the maturity date. The loan may be prepaid not more than three years in advance of the maturity date, in whole, with 30 days’ notice, with no prepayment premium or penalty.”